UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2024

SomaLogic, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40090	85-4298912
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2945 Wilderness Place, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

(303) 625-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act .
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act .
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act .
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act .

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SLGC	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	SLGCW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously announced, SomaLogic, Inc., a Delaware corporation (“SomaLogic”), entered into an Agreement and Plan of Merger on October 4, 2023 (the “Merger Agreement”) with Standard BioTools Inc., a Delaware corporation (“Standard BioTools”), and Martis Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Standard BioTools (“Merger Sub”). SomaLogic’s stockholders adopted the Merger Agreement at a special meeting of stockholders held on January 4, 2024 (the “Special Meeting”). Pursuant to the terms of the Merger Agreement, on January 5, 2024, following the filing of a certificate of merger with the Secretary of the State of Delaware, Merger Sub merged with and into SomaLogic, with SomaLogic surviving as a wholly owned subsidiary of Standard BioTools (the “Merger”).

Pursuant to the terms of the Merger Agreement, upon completion of the Merger, each share of common stock, par value $0.0001 per share, of SomaLogic (the “SomaLogic Common Stock”) issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive 1.11 (the “Exchange Ratio”) fully paid and non-assessable shares of common stock, par value $0.001 per share, of Standard BioTools (the “Standard BioTools Common Stock”), and cash in lieu of any fractional shares.

In addition, as of the effective time of the Merger, Standard BioTools assumed each SomaLogic stock incentive plan, each outstanding option to purchase shares of SomaLogic Common Stock (the “Options”) and each outstanding restricted stock unit convertible into shares of SomaLogic Common Stock (“RSUs,” and together with the Options, the “Equity Awards”), whether vested or unvested. Each such Equity Award assumed by Standard BioTools will continue to have, and be subject to, the same terms and conditions applicable to such Equity Award immediately prior to the effective time of the Merger, except that (A) such Option will be exercisable for that number of shares of Standard BioTools Common Stock equal to the number of shares of SomaLogic Common Stock subject to such Option immediately prior to the effective time of the Merger multiplied by the Exchange Ratio and rounded down to the next nearest share of Standard BioTools Common Stock, (B) the exercise price per share will be the exercise price per share in effect for that Option immediately prior to the effective time of the Merger divided by the Exchange Ratio and rounded up to the next nearest cent and (C) such RSU will vest for that number of shares Standard BioTools Common Stock equal to the number of shares of SomaLogic Common Stock subject to such RSU immediately prior to the effective time of the Merger multiplied by the Exchange Ratio and rounded to the next nearest share of Standard BioTools Common Stock.

In addition, as of the effective time of the Merger, each SomaLogic warrant (“Warrants”) shall be treated in accordance with the terms of such warrant. The issuance of shares of Standard BioTools Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to Standard BioTools’ registration statement on Form S-4 (File No. 333-275533) filed with the Securities and Exchange Commission (the “Commission”) on November 13, 2023, as amended on December 1, 2023 and declared effective on December 1, 2023 (the “Registration Statement”). The Registration Statement contains additional information about the Merger, including information concerning the interests of directors, executive officers and affiliates of SomaLogic and Standard BioTools in the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the Merger Agreement, a copy of which is incorporated herein by reference as Exhibit 2.1 to this Current Report on Form 8-K. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Standard BioTools or SomaLogic or to modify or supplement any factual disclosures about SomaLogic in its public reports filed with the Commission. The Merger Agreement includes representations, warranties and covenants of Standard BioTools and SomaLogic made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors and securityholders should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Standard BioTools, SomaLogic or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to Commission filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, on January 5, 2024, SomaLogic notified The Nasdaq Stock Market LLC (“Nasdaq”) that the Merger had been completed and requested that trading of shares SomaLogic Common Stock and Warrants on The Nasdaq Capital Market be suspended. In addition, Nasdaq has filed an application on Form 25 with the Commission to remove the shares of SomaLogic Common Stock and Warrants from listing on the Nasdaq Capital Market and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). SomaLogic intends to file a certificate on Form 15 requesting that its reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01 and 5.03 is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, on January 5, 2024, a change in control of SomaLogic occurred, and SomaLogic is now a wholly owned subsidiary of Standard BioTools. The information set forth in Items 2.01 and 5.02 hereof is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In connection with the closing of the Merger and pursuant to the terms of the Merger Agreement, all of the members of SomaLogic’s board of directors (the “SomaLogic Board”) resigned as of the effective time of the Merger. As previously disclosed, Tom Carey, Troy Cox and Kathy Hibbs will serve on Standard BioTools’ board of directors. No director resigned as a result of any disagreement with SomaLogic on any matter relating to SomaLogic’s operations, policies or practices.

Effective immediately following the resignations described above, Michael Egholm, Ph.D., Jeffrey Black, and Hanjoon Alex Kim were appointed as the directors of the SomaLogic Board.

Officers

In addition, as of the closing of the Merger, the executive officers of SomaLogic ceased to be executive officers of SomaLogic. No officers resigned as a result of any disagreement with SomaLogic on any matter relating to SomaLogic’s operations, policies or practices. Dr. Egholm, the President, Chief Executive Officer, Treasurer and Secretary of Merger Sub, was appointed to the officer positions of President, Chief Executive Officer, Treasurer and Secretary of SomaLogic, which are the only officer positions of SomaLogic immediately following the effective time of the Merger.

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the conversion of SomaLogic equity awards is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger, the certificate of incorporation and bylaws of SomaLogic were amended and restated to read in their entirety as the certificate of incorporation and bylaws, respectively, of Merger Sub in effect immediately prior to the effective time of the Merger. The amended and restated certificate of incorporation and amended and restated bylaws of SomaLogic are filed as Exhibits 3.1 and 3.2, respectively, hereto and are incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the following matters were submitted to a vote of stockholders.

As of the close of business on November 29, 2023, the record date for the Special Meeting, there were 188,679,133 shares of SomaLogic Common Stock issued and outstanding and entitled to vote.

Set forth below are the proposals voted upon at the Special Meeting and the preliminary voting results. Based on the preliminary results, at least 146,320,073 shares of SomaLogic Common Stock were voted in person or by proxy at the Special Meeting.

Proposal 1 (“SomaLogic Merger Proposal”): To consider and vote on a proposal to adopt the Merger Agreement:

For	Against	Abstentions	Broker Non-Votes
102,420,542	41,584,624	2,314,907	None

Proposal 2 (“Adjournment Proposal”): To approve adjournments of the Special Meeting from time to time, if necessary or appropriate to solicit additional proxies in favor of the SomaLogic Merger Proposal if there are insufficient votes at the time of such adjournment to approve such proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to SomaLogic stockholders:

For	Against	Abstentions	Broker Non-Votes
99,747,391	44,175,760	2,396,922	None

Given that the SomaLogic Merger Agreement was also approved, no such adjournment is deemed to be necessary.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, by and among SomaLogic, Merger Sub and Standard BioTools, dated as of October 4, 2023 (incorporated by reference to Exhibit 2.1 to SomaLogic’s Current Report on Form 8-K filed with the Commission on October 4, 2023)
3.1	Amended and Restated Certificate of Incorporation of SomaLogic, Inc.
3.2	Amended and Restated Bylaws of SomaLogic, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain of the schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2024		SOMALOGIC, INC.

	By:	/s/ Ruben Gutierrez
Ruben Gutierrez
General Counsel